SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)     AUGUST 26, 1999

                                EQUITY ONE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    MARYLAND
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

              001-13499                                52-1794271
      ------------------------             ---------------------------------
      (Commission File Number)             (IRS Employer Identification No.)


  1600 N.E. MIAMI GARDENS DRIVE, SUITE 200
        NORTH MIAMI BEACH, FLORIDA                     33179
--------------------------------------------------------------------------------
  (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code      (305) 947-1664

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

              On August 26, 1999, Equity One, Inc. (the "Company"), through a wholly-owned subsidiary, acquired a supermarket anchored shopping center known as Pine Island Plaza, and an adjacent shopping center known as Ridge Plaza from Pine Island Commons, Ltd., an unrelated third party, for an aggregate purchase price of approximately $32.4 million. Pine Island Plaza consists of approximately 24.5 acres of land with approximately 255,000 square feet of gross leasable area, and is anchored by a Publix supermarket and Home Depot Expo. Ridge Plaza consists of approximately 16.3 acres of land with approximately 155,000 square feet of gross leasable area, and is anchored by an AMC Theaters and the administrative offices of Republic Security Bank. Pine Island Plaza and Ridge Plaza are located on Pine Island Road and Interstate 595 in Davie, Broward County, Florida. As of the date of the acquisition, Pine Island Plaza and Ridge Plaza were 93.8% leased.

              The purchase price consisted of (i) a cash deposit in the amount of $500,000, (ii) a cash payment of approximately $5.7 million and (iii) the assumption of a first mortgage in favor of Banc One Mortgage Capital Markets LLC, now known as Orix Capital, in the amount of $26.2 million. The Company funded the cash portion of the consideration through borrowings under its acquisition line of credit. The assumed mortgage bears interest at an annual rate of 6.91%, and matures in June 2009. Pursuant to the terms of the mortgage, the Company is required to maintain a $1.4 million letter of credit to guarantee certain maintenance and repair obligations at the two properties.

              Material factors that were considered by the Company in accessing the acquisition of Pine Island Plaza and Ridge Plaza Shopping Centers (the "Properties") included the following: (1) leases expiring over the next 36 months with below market rental rates, (2) the centers have combined occupancy of approximately 94%, (3) the quality of anchor tenants at the centers, including Publix Supermarket and Home Depot Expo Center, with long-term leases maturing in the years 2013 and 2014, respectively, (4) strong demographic factors, including a population of 100,000 within a three-mile radius with higher than average household income of $56,000, and in excess of two thousand homes to be built within a two and a half mile radius, (5) a prime location generating consistent traffic counts of 133,000 and 28,000 vehicles respectively, and (6) maintenance expenses are that consistent with other comparable properties.

              Reference is made to the Agreement for Purchase and Sale, a copy of which is filed as an exhibit hereto, for additional information concerning the terms and conditions of the Company's purchase of the Properties.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         Report of Independent Auditors.

         Combined Statement of Revenues and Certain Expenses of Pine Island Plaza and Ridge Plaza.

         Notes to the Combined Statement of Revenues and Certain Expenses.

(B)      PRO FORMA FINANCIAL INFORMATION

         Pro Forma Statement of Operations (Unaudited) for the year ended December 31, 1998.

         Pro Forma Statement of Operations (Unaudited) for the six months ended June 30, 1999.

         Pro Forma Balance Sheet (Unaudited) at June 30, 1999.

(C)      EXHIBITS

         10.35 Agreement for Purchase and Sale, dated as of June 8, 1999, by and between Equity One Properties, Inc. and Pine Island Commons, Ltd., as reinstated by the Reinstatement Agreement for Purchase and Sale, dated August 9, 1999.(1)

------------
(1) Incorporated by reference to the Registrant's Current Report on Form 8-K.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Equity One, Inc.:

We have audited the combined statement of revenues and certain expenses of Pine Island Plaza and Ridge Plaza (the "Properties") for the year ended December 31, 1998. Pine Island Plaza and Ridge Plaza have been acquired by Equity One (Pine Island), Inc., a wholly-owned subsidiary of Equity One, Inc. and were under common ownership and management prior to the acquisition. This combined financial statement is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form 8-K/A of Equity One, Inc. Material amounts, described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from future operations of the acquired property are excluded, and the statement is not intended to be a complete presentation of the acquired property's revenues and expenses.

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses of Pine Island Plaza and Ridge Plaza for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Miami, Florida

September 27, 1999

PINE ISLAND PLAZA AND RIDGE PLAZA

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                SIX MONTHS IN THE
                                                   PERIOD ENDED           YEAR ENDED
                                                  JUNE 30, 1999        DECEMBER 31, 1998
                                                -----------------      -----------------
                                                   (UNAUDITED)
REVENUES:
   Rental income.............................       $    1,547            $    2,873
   Recoverable expenses......................              651                   994
   Other income..............................               16                    44
                                                    ----------            ----------

     Total revenues..........................            2,214                 3,911
                                                    ----------            ----------

CERTAIN EXPENSES:
   Property operating........................              241                   513
   Real estate taxes.........................              376                   415
   Management fees...........................               81                   185
   Insurance.................................               21                   150
                                                    ----------            ----------

     Total certain expenses..................              719                 1,263
                                                    ----------            ----------

REVENUES IN EXCESS OF CERTAIN EXPENSES.......       $    1,495            $    2,648
                                                    ==========            ==========

See notes to the combined statement of revenues and certain expenses.

PINE ISLAND PLAZA AND RIDGE PLAZA

NOTES TO THE COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
--------------------------------------------------------------------------------

1.       BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Pine Island Plaza and Ridge Plaza (the "Properties") are both located in Davie, Broward County, Florida, and were acquired by Equity One (Pine Island), Inc. (the "Company") on August 26, 1999, a wholly-owned subsidiary of Equity One, Inc. The combined statement of revenues and certain expenses includes information related to the operations of the Properties for the period from January 1, 1998 through December 31, 1998 as recorded by the previous owner, Pine Island Commons, Ltd.

         The accompanying historical combined financial statement information is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, the combined financial statement is not representative of the actual operations for the year ended December 31, 1998 as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, income taxes, depreciation and amortization, and other costs not directly related to the future operations of the acquired property.

         The Company is not aware of any material factor relating to the Properties that would cause the reported combined financial information not to be necessarily indicative of future operating results. The combined statement of revenues and certain expenses for the six months in the period ended June 30, 1999 has not been audited. In the opinion of management, all adjustments consisting solely of normal recurring adjustments necessary for the fair presentation of the combined statement of revenues and certain expenses for the interim period have been included. The current period's results of operations are not necessarily indicative of results which ultimately may be achieved for the year.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         RENTAL INCOME - Rental income is recognized on a straight-line basis over the terms of the related leases.

         PROPERTY OPERATING EXPENSES - Property operating expenses consist primarily of utilities, repairs and maintenance, security and safety, cleaning, and other administrative expenses.

         MANAGEMENT FEES - For the year ended December 31, 1998, the Properties were managed by Gumberg Asset Management for a property management fee paid monthly based on an annual rate of 4% of total rental income.

         INCOME TAX STATUS - Equity One, Inc., the Company's parent company, has claimed a special Real Estate Investment Trust ("REIT") tax status effective January 1, 1995 and has met all of the eligibility requirements for REIT tax status for the year ended December 31, 1998. Accordingly, the Company has not recorded any provision for federal income tax at December 31, 1998.

2.       OPERATING LEASES

         Operating revenue is principally obtained from tenant rentals under noncancelable operating lease agreements. The future minimum rentals under noncancelable operating lease agreements of the Properties as of December 31, 1998 are as follows:

                                YEAR ENDING DECEMBER 31,               AMOUNT
         ------------------------------------------------------     -----------
         1999..................................................     $     2,654
         2000..................................................           2,551
         2001..................................................           2,417
         2002..................................................           2,262
         2003..................................................           1,891
         Thereafter............................................          10,166
                                                                    -----------
         Total.................................................     $    21,941
                                                                    ===========

                        EQUITY ONE, INC. AND SUBSIDIARIES

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)

         During 1998 and 1999, the Company purchased certain commercial real estate properties. The 1998 purchases were funded from the proceeds of the Company's May 19, 1998 initial public offering, whereas the 1999 acquisitions were funded from other financing sources. These acquisitions included: Beauclerc Village Shopping Center (June 1998), Summerlin Square Shopping Center (May
1998), Restaurant Property (May 1998), Walden Woods Shopping Center (January
1999), Park Promenade Shopping Center (February 1999), K-Mart lease at Lantana Village Shopping Center (April 1999) and Pine Island Plaza and Ridge Plaza Shopping Center (August 1999) (collectively, the "Property Acquisitions").

         The unaudited pro forma consolidated balance sheet of Equity One, Inc. and Subsidiaries (the "Company") as of June 30, 1999 is presented as if those acquisitions occurring after June 30, 1999 all had occurred on June 30, 1999. The unaudited pro forma consolidated statements of operations for the six months in the period ended June 30, 1999 and for the year ended December 31, 1998 are presented as if the Property Acquisitions, had occurred on January 1, 1998.

         The unaudited pro forma consolidated financial statements should be read in conjunction with and are based upon the historical consolidated financial statements of the Company, including the notes thereto. The unaudited pro forma consolidated financial statements do not purport to represent the Company's actual financial position as of June 30, 1998, or the actual results of operations for the six months in the period ended June 30, 1999 and or for the year ended December 31, 1998 had the pro forma adjustments and the Property Acquisitions occurred on January 1, 1998, or to project the Company's financial position or results of operations as of any future date or for any future period.

EQUITY ONE, INC AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS)
(UNAUDITED)

                                                                      PRO FORMA ADJUSTMENTS (2)
                                                                --------------------------------------
                                                                      1998                 1999
                                                  HISTORICAL      ACQUISITIONS         ACQUISITIONS           PRO FORMA
                                               ----------------------------------------------------------------------------
 REVENUES:
     Rental income                                  $22,598             $826     F         $6,083      I       $29,507
     Investment income                                  396                                                        396
     Gain on sale of real estate                      2,632                                                      2,632
                                               ----------------------------------------------------------------------------
        Total revenues                               25,626              826                6,083               32,535
                                               ----------------------------------------------------------------------------

 COSTS AND EXPENSES:
     Operating expenses                               5,965              218     F          1,871      I         8,054
     Depreciation and amortization                    2,881              130     F            817      I         3,828
     Interest                                         5,014             (575)    G          2,864      J         7,303
     Put option expense                               1,320           (1,320)    H                                   -
     General and administrative expenses              1,381                                                      1,381
                                               ----------------------------------------------------------------------------
        Total costs and expenses                     16,561           (1,547)               5,552               20,566
                                               ----------------------------------------------------------------------------

 Net income                                          $9,065           $2,373                 $531              $11,946
                                               ============================================================================

 EARNINGS PER SHARE:
 Basic earnings per share                             $1.01                                                      $1.17
                                               =================                                          =================

 Number of shares used in computing
     basic earnings per share                         8,979            1,260     M                              10,239
                                               =================================                          =================

 Diluted earnings per share                           $1.00                                                      $1.15
                                               =================                                          =================

 Number of shares used in computing
     diluted earnings per share                       9,074            1,260     M             94     N         10,428
                                               =================================     =================    =================

The accompany notes are an integral part of these pro forma consolidated statements.

EQUITY ONE, INC AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS IN THE PERIOD ENDED JUNE 30,1999
(IN THOUSANDS)
(UNAUDITED)

                                                                        PRO FORMA
                                                      HISTORICAL      ADJUSTMENTS (2)           PRO FORMA
                                                   ----------------------------------------------------------
REVENUES:
     Rental income                                       $12,241          $2,391         K       $14,632
     Investment income                                       182                                     182
     Gain on sale of property
                                                   ----------------------------------------------------------
        Total revenues                                    12,423           2,391                  14,814
                                                   ----------------------------------------------------------

 COSTS AND EXPENSES:
     Operating expenses                                    3,220             758         K         3,978
     General and administrative                              871             289         K         1,160
     Interest                                              2,111           1,258         L         3,369
     Put option expense                                       47                                      47
     General and administrative expenses                   1,620                                   1,620
                                                   ----------------------------------------------------------
        Total costs and expenses                           7,869           2,315                  10,174
                                                   ----------------------------------------------------------
 Net income                                               $4,554             $86                  $4,640
                                                   ==========================================================

 EARNINGS PER SHARE:
 Basic earnings per share                                 $0.44                                   $0.44
                                                   ================                         =================

 Number of shares used in computing
     basic earnings per share                             10,455                                  10,455
                                                   ================                         =================

 Diluted earnings per share                               $0.43                                   $0.44
                                                   ================                         =================

 Number of shares used in computing
     diluted earnings per share                           10,628                                  10,628
                                                   ================                         =================

The accompany notes are an integral part of these pro forma consolidated statements.

EQUITY ONE, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30,1999
(IN THOUSANDS)
(UNAUDITED)

                                                                             PRO FORMA
                                                            HISTORICAL      ADJUSTMENTS (1)      PRO FORMA
                                                            ----------      ---------------      ---------
ASSETS
Rental Properties:
     Land, building and equipment                          $   152,313    $      32,747     A    $ 185,060
     Building improvements                                       6,644                               6,644
     Land held for development                                   2,769                               2,769
     Construction in progress                                   10,662                              10,662
                                                          ----------------------------------------------------
                                                               172,388           32,747            205,135
     Accumulated depreciation                                  (11,059)                            (11,059)
                                                          ----------------------------------------------------
     Rental properties, net                                    161,329           32,747            194,076
Cash and cash equivalents                                        2,414                               2,414
Accounts and other receivables, net                                993              245     B        1,238
Securities available for sale                                    1,647                               1,647
Deposits                                                         1,552              239     B        1,791
Prepaid and other assets                                         1,173                               1,173
Deferred expenses, net                                           1,242              136     B        1,378
                                                          ----------------------------------------------------

     Total assets                                          $   170,350    $      33,367          $ 203,717
                                                          ====================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Mortgage payable                                      $    72,701    $      26,234     C    $  98,935
     Note payable                                                6,569                               6,569
     Accounts payable and accrued expenses                       2,196              613     D        2,809
     Put option liability                                        2,127                               2,127
     Tenants' security deposits                                    983              198     D        1,181
     Deferred rental income                                         97                                  97
     Minority interest in equity of
        consolidated subsidiaries                                  988                                 988
                                                          ----------------------------------------------------
     Total liabilities                                          85,661           27,045            112,706
                                                          ----------------------------------------------------

STOCKHOLDERS' EQUITY:
    Common stock                                                   108                1     E          109
    Additional paid-in capital                                  85,196            6,321     E       91,517
    Accumulated other comprehensive income                         (70)                                (70)
    Notes receivable from stock sales                             (545)                               (545)
                                                          ----------------------------------------------------
      Total stockholders' equity                                84,689            6,322             91,011
                                                          ----------------------------------------------------

      Total liabilities and stockholders' equity           $   170,350    $      33,367          $ 203,717
                                                          ====================================================

The accompany notes are an integral part of these pro forma consolidated statements.

                        EQUITY ONE, INC. AND SUBSIDIARIES

            NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                   (UNAUDITED)

1.       ADJUSTMENTS TO THE PRO FORMA CONSOLIDATED BALANCE SHEET

         The pro forma adjustments to the pro forma consolidated balance sheet of Equity One, Inc. and Subsidiaries (the "Company") as of June 30, 1999 reports the acquisition of Pine Island Plaza and Ridge Plaza on August 26, 1999 as follows:

         (A) Reflects property acquisition cost as follows:

                  Building                        $ 20,304
                  Land                              12,443
                                                   -------
                                                  $ 32,747
                                                  ========

         (B) Reflects the acquisition of accounts and other receivables, net, deposits and deferred expenses, net.

         (C) Reflects the assumption of the existing mortgage notes payable.

         (D) Reflects the assumption of accounts payable and accrued expenses and tenants' security deposits.

         (E) Reflects cash paid for the acquisition of the property.

2.       ADJUSTMENTS TO THE PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

         The pro forma adjustments to the pro forma consolidated statements of operations for the year ended December 31, 1998 and for the six months in the period ended June 30, 1999 are as follows:

         (F) Reflects the pro forma net effect of a full year of operations of Beauclerc Village Shopping Center, Summerlin Square Shopping Center and the ground lease on the Restaurant Property:

                  Rental income                                   $ 826
                  Operating expenses                               (218)
                  Depreciation and amortization                    (130)

         (G) Reflects the effect on interest expense for the pro forma net effect of a full year of operations of Beauclerc Village Shopping Center, Summerlin Square Shopping Center and the ground lease on the Restaurant Property and the decrease in interest expense including amortization of deferred financing costs, resulting from the repayment of mortgage notes payable from the proceeds of the Company's initial public offering completed on May 19, 1998.

         (H) To exclude the 1998 non-recurring put option expense.

         (I) Reflects the pro forma net effect of a full year of operations of Walden Woods Shopping Center, Park Promenade Shopping Center, K-Mart lease at Lantana Village Shopping Center and Pine Island Plaza and Ridge Plaza.

             Rental income                                 $ 6,083
             Operating expenses                             (1,871)
             Depreciation and amortization                    (817)

         (J) Reflects the effect on interest expense for the pro forma net effect for the purchase of and the full year of operations of Walden Woods Shopping Center, Park Promenade Shopping Center, K-Mart lease at Lantana Village Shopping Center and Pine Island Plaza and Ridge Plaza.

         (K) Reflects the pro forma net effect for the six months in the period ended June 30, 1999 of the operations of Walden Woods Shopping Center, Park Promenade Shopping Center, K-Mart lease at Lantana Village Shopping Center and Pine Island Plaza and Ridge Plaza.

             Rental income                                 $ 2,391
             Operating expenses                               (758)
             Depreciation and amortization                    (289)

         (L) Reflects the effect on interest expense for the pro forma net effect for the purchase of and the operations for the six months in the period ended June 30, 1999 of Walden Woods Shopping Center, Park Promenade Shopping Center, K-Mart lease at Lantana Village Shopping Center and Pine Island Plaza and Ridge Plaza.

         (M) Reflects the weighted average shares outstanding during 1998, assuming the Company's initial public offering had occurred on January 1, 1998.

         (N) Reflects the Company's contribution of 93,656 shares of common stock for its equity interest in Walden Woods Village, Ltd. These shares are only included in computing diluted earnings per share.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              EQUITY ONE, INC.

November 8, 1999              By: /s/ CHAIM KATZMAN
                                  ----------------------------------------------
                                  Chaim Katzman
                                  President, Chief Executive Officer and
                                  Chairman of the Board